NETWORK ACQUISITIONS, INC.

                              PROMISSORY NOTE

THESE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THESE NOTES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

U.S. $----------                                  ---------------
Denver, Colorado                                  (Date)

     FOR VALUE RECEIVED, Network Acquisitions, Inc. (the "Company"), a Colorado corporation, promises to pay to the order of ---------------- (the "Lender") at -----------------------------, or at such other place as the Lender may direct, in payments as herein provided, in lawful money of the United States of America, the sum of --------------------- ($--------)
and interest on the unpaid balance thereof. The Company agrees to pay the Lender interest on the unpaid principal balance of Fifteen percent (15%) per annum from the date of this Promissory Note until maturity. Principal and interest are payable in the manner and form as follows: interest shall be payable monthly and all principal and other sums which may become due hereunder are due and payable two years from the date of this Note, unless otherwise extended by the Company pursuant to the terms and conditions of a Note Purchase and Loan Agreement dated October 20, 1998, a copy of which is attached.

     This Promissory Note (the "Note") may be prepaid at any time, in whole or in part, without notice or penalty.

     This Note and the obligations of the Company hereunder are secured by a Note Purchase and Loan Agreement (the "Loan Agreement") between and among the Company, the Lender and the holders of Promissory Notes not exceeding an aggregate amount of Two Million Dollars ($2,000,000). The exercise of Lender's remedies are subject to the terms of the Loan Agreement.

     Subject to the terms of the Loan Agreement and in the event that: (a) any regularly scheduled installment payment due under the terms of this Note should not be paid within thirty (30) days after the scheduled date for payment; (b) any other payment required under the terms of this Note shall not be made within thirty (30) days of demand therefor; (c) any other Event of Default under the Loan Agreement shall occur and any applicable cure period thereunder shall expire; (d) the Company shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of any substantial part of all the properties of the Company; (e) such proceedings shall not have been dismissed within sixty (60) days after the commencement of any proceeding against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law; (f) within sixty (60) days after the appointment without the consent of or acquiescence of the Company of any trustee, receiver or liquidator of the Company's, or of any substantial part or all of the properties of the Company, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within thirty (30) days after the expiration of any such stay, such appointment shall not have been vacated; or (g) any governmental authority shall take possession of any substantial part of the property of, or assume control over the affairs or the operations of the Company, this Note shall become due and be payable forthwith without any further demand, notice of nonpayment, presentment, protest or notice of dishonor, all of which are hereby expressly waived by the Company at the option of the Lender. The failure of the Lender to exercise such option upon default shall not be taken or construed to be a waiver of the right to exercise such option for any subsequent default and the Company expressly waives presentment for payment, notice of dishonor, protest, notice of protest and diligence in collection.

     Any payment not made when due hereunder shall bear interest at the rate of eighteen percent (18%) per annum. Cure shall restore the Company to its rights as though no default occurred.

     The Lender intends to conform strictly to the usury laws now or hereafter in force in the State of Colorado. Any interest payable under this Note shall be subject to reduction by the amount in excess of the maximum non-usurious amount allowed under the usury laws of Colorado as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (however designated) contracted for, chargeable or receivable under this Note, or any other document connected with this loan transaction, shall not exceed the maximum legal rate upon the principal balance of this Note remaining unpaid. In the event such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the undersigned or credited on the principal amount of this Note. If the Note has been prepaid, then such excess shall be rebated to the undersigned.

     Any notice provided for in this Note shall be in writing and shall be effective as described in the Loan Agreement.

     Upon written request by the Lender, the Company shall provide to the Lender a list of the last known addresses of each Lender of a Promissory Note subject to the terms of the Loan Agreement.

     At the option of the Company, payments under this Note may be made by check payable to the Lender and mailed to the Lender at his address, postage prepaid in the U.S. mails. Such payment shall be deemed made when so mailed.

     If this Note, or any part thereof is not paid at maturity, whether by acceleration or otherwise, and is placed in the hands of an attorney for collection, whether or not suit is filed hereon, the Lender shall be entitled to reasonable attorneys' fees incurred if the Lender prevails in such proceedings.

     This Note shall be governed by and construed, in all respects, according to the laws of the State of Colorado.

     IN WITNESS WHEREOF, the Company has duly executed this Note in Denver, Colorado as of the date and year first above written.

NETWORK ACQUISITIONS, INC.


---------------------------------
By:  Caron Harte, President